                                                                  EXECUTION COPY

                           AMENDMENT AND WAIVER NO. 3

                           DATED AS OF APRIL 27, 2000

                                       TO

                                CREDIT AGREEMENT

                           DATED AS OF MARCH 22, 1999

                  THIS AMENDMENT AND WAIVER NO. 3 TO CREDIT AGREEMENT ("AMENDMENT") is made as of the 27th day of April, 2000 by and among PRECEPT BUSINESS SERVICES, INC. (the "BORROWER"), the financial institutions parties thereto as lenders (the "LENDERS"), BANK ONE, TEXAS, NA, as Agent (the "AGENT") under that certain Credit Agreement dated as of March 22, 1999 by and among the Borrower, the Lenders and the Agent, as previously amended by Amendment and Waiver No. 1 thereto dated as of May 14, 1999 and Amendment and Waiver No. 2 thereto dated as of November 12, 1999 (as so amended and as further amended, modified, supplements and or restated from time to time, the "CREDIT AGREEMENT"). Capitalized terms used herein and not otherwise defined herein shall have the meaning given to them in the Credit Agreement.

                                   WITNESSETH

                  WHEREAS, the Borrower, the Lenders and the Agent are parties to the Credit Agreement; and

                  WHEREAS, the Borrower has requested certain amendments to the Credit Agreement;

                  WHEREAS, the Borrower has further requested that the Agent and the Lenders waive the "Specified Default" (as defined below) under the Credit Agreement;

                  WHEREAS, the Borrower, the Lenders and the Agent have agreed to enter into this Amendment on the terms and conditions set forth herein.

                  NOW, THEREFORE, in consideration of the premises set forth above, the terms and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower, the Lenders and the Agent have agreed to the following amendments to the Credit Agreement.

                  1. AMENDMENT TO CREDIT AGREEMENT. Effective as of the date hereof, and subject to the satisfaction of the conditions precedent set forth in Section 3 below, the Credit Agreement is hereby amended as follows:

                  1.1. SECTION 1.1 OF THE CREDIT AGREEMENT IS AMENDED TO ADD THE FOLLOWING

         DEFINITIONS IN THE APPLICABLE ALPHABETICAL LOCATIONS:

                           "LIMITED GUARANTY AGREEMENT" MEANS THAT CERTAIN
                  LIMITED GUARANTY DATED AS OF APRIL 27, 2000 ENTERED INTO BY DARWIN DEASON IN FAVOR OF THE AGENT, AS THE SAME MAY FROM TIME TO TIME BE AMENDED, MODIFIED, SUPPLEMENTED AND/OR RESTATED.

                  1.2. SECTION 1.1 OF THE CREDIT AGREEMENT IS FURTHER AMENDED TO DELETE THE DEFINITIONS OF "CONTINGENT LIMITED GUARANTY" AND "PROVISIONAL LOAN COMMITMENT" IN THEIR ENTIRETY AND TO SUBSTITUTE, IF APPLICABLE, THE FOLLOWING THEREFOR:

                           "PROVISIONAL LOAN COMMITMENT" MEANS (a) FOR BANK ONE,
                  $1,416,250 AND (b) FOR WELLS FARGO BANK (TEXAS), NATIONAL ASSOCIATION, $849,750.

                  1.3.     THE CREDIT AGREEMENT IS FURTHER AMENDED TO DELETE
         SECTION 2.1A IN ITS ENTIRETY AND TO SUBSTITUTE THE FOLLOWING THEREFOR:

                           2.1A PROVISIONAL LOAN. UPON THE SATISFACTION OF THE
                  CONDITIONS TO EFFECTIVENESS SET FORTH IN SECTION 3 OF AMENDMENT AND WAIVER NO. 3 TO THIS AGREEMENT, FROM AND INCLUDING SUCH DATE UNTIL OCTOBER 27, 2000, EACH LENDER SEVERALLY AND NOT JOINTLY AGREES, ON THE TERMS AND CONDITIONS SET FORTH IN THIS AGREEMENT, TO MAKE A LOAN HEREUNDER (THE "PROVISIONAL LOAN") TO THE BORROWER FROM TIME TO TIME, IN DOLLARS, IN AN AMOUNT NOT TO EXCEED SUCH LENDER'S PRO RATA SHARE (DETERMINED BY REFERENCE TO THE PROVISIONAL LOAN COMMITMENTS OF THE LENDERS) OF $2,266,000. THE PROVISIONAL LOAN SHALL BE IN ADDITION TO AND NOT PART OF THE REVOLVING LOAN FACILITY, BUT OTHERWISE SHALL NOT BE AVAILABLE UNLESS THE OTHER CONDITIONS PRECEDENT TO THE MAKING OF A REVOLVING LOAN HAVE BEEN SATISFIED. THE PROVISIONAL LOAN SHALL BE SUBJECT TO THE GENERAL PROVISIONS APPLICABLE TO REVOLVING LOANS GENERALLY; PROVIDED, HOWEVER, THE PROVISIONAL LOAN SHALL BE REPAID IN FULL ON OR PRIOR TO THE EARLIEST TO OCCUR OF (x) OCTOBER 27, 2000, (y) THE TERMINATION DATE AND (z) THE OCCURRENCE OF ANY SALE EVENT. THE PROVISIONAL LOAN UNDER THIS
                  SECTION 2.1A SHALL CONSIST OF LOANS MADE BY EACH LENDER RATABLY IN PROPORTION TO SUCH LENDER'S RESPECTIVE PRO RATA SHARE DETERMINED SOLELY BY REFERENCE TO SUCH LENDER'S PROVISIONAL LOAN COMMITMENT. EACH LENDER WITH A PROVISIONAL LOAN COMMITMENT SHALL MAINTAIN IN ACCORDANCE WITH ITS USUAL PRACTICE AN ACCOUNT OR ACCOUNTS EVIDENCING THE INDEBTEDNESS OF THE BORROWER TO SUCH LENDER OWING TO SUCH LENDER FROM TIME TO TIME UNDER THIS SECTION 2.1A, INCLUDING THE AMOUNTS OF PRINCIPAL AND INTEREST PAYABLE AND PAID TO SUCH LENDER FROM TIME TO TIME HEREUNDER. ANY LENDER MAY REQUEST THAT THE PROVISIONAL LOANS MADE BY IT EACH BE EVIDENCED BY A PROMISSORY NOTE. IN SUCH EVENT, THE BORROWER SHALL PREPARE, EXECUTE AND DELIVER TO SUCH LENDER A PROMISSORY NOTE FOR SUCH LOANS PAYABLE TO THE ORDER OF SUCH LENDER AND IN A FORM APPROVED BY THE AGENT AND CONSISTENT WITH THE TERMS OF THIS AGREEMENT. THEREAFTER, THE LOANS EVIDENCED BY SUCH PROMISSORY NOTE AND INTEREST THEREON SHALL AT ALL TIMES (INCLUDING AFTER

                  ASSIGNMENT PURSUANT TO SECTION 13.3) BE REPRESENTED BY ONE OR MORE PROMISSORY NOTES IN SUCH FORM PAYABLE TO THE ORDER OF THE PAYEE NAMED THEREIN.

                  1.4. SECTION 7.2(J) OF THE CREDIT AGREEMENT IS AMENDED TO DELETE THE FINAL SENTENCE THEREOF IN ITS ENTIRETY.

                  1.5. THE CREDIT AGREEMENT IS AMENDED TO DELETE CLAUSE (P) THEREOF IN ITS ENTIRETY AND TO SUBSTITUTE ADD THE FOLLOWING AT THE END OF SECTION 7.3:

                           (P) SALE COVENANTS. THE BORROWER SHALL AND SHALL
                  CONTINUE TO USE ITS BEST EFFORTS TO EFFECT A SALE OF EITHER OR BOTH OF THE BORROWER'S AND ITS SUBSIDIARIES' TRANSPORTATION BUSINESS OR BUSINESS FORMS BUSINESS (WHETHER THROUGH A SALE OF SUBSTANTIALLY ALL OF THE ASSETS OF SUCH BUSINESS OR A SALE, DIRECTLY OR INDIRECTLY, OF THE EQUITY CONTROL OF THE SUBSIDIARIES ENGAGED IN SUCH BUSINESS) IN A TRANSACTION WHERE THE NET CASH PROCEEDS ARE IN AN AMOUNT SATISFACTORY TO THE LENDERS (CONSUMMATION OF SUCH A SALE AND RECEIPT OF SUCH PROCEEDS BEING HEREIN A "SALE EVENT"). THE BORROWER SHALL AND SHALL CONTINUE TO USE ITS BEST EFFORTS TO EFFECT SUCH A SALE EVENT AS SOON AS REASONABLY PRACTICABLE. IN CONNECTION THEREWITH, THE BORROWER SHALL PROVIDE TO THE AGENT AND THE LENDERS A WRITTEN REPORT EVERY TWO WEEKS, CONTAINING SUCH DETAILED INFORMATION AS SHALL BE REASONABLY ACCEPTABLE TO THE AGENT AND THE LENDERS AND WHICH REPORT SHALL BE IN A FORM AND SCOPE REASONABLY ACCEPTABLE TO THE AGENT AND THE LENDERS, WHICH INFORMATION SHALL INCLUDE, WITHOUT LIMITATION, A GENERAL REPORT ON THE PROGRESS OF SUCH SALE INITIATIVE, A COMPREHENSIVE LIST IDENTIFYING CONTACTS MADE AND INQUIRIES RECEIVED AND A SUMMARY OF THE CONTENT OF SUCH COMMUNICATIONS. IN ADDITION, PROMPTLY UPON RECEIVING A REQUEST THEREFOR FROM THE AGENT OR ANY LENDER, THE BORROWER SHALL PREPARE AND DELIVER TO THE AGENT AND THE LENDERS SUCH OTHER INFORMATION WITH RESPECT TO THE ABOVE-REFERENCED SALE INITIATIVE AS FROM TIME TO TIME MAY BE REASONABLY REQUESTED BY THE AGENT OR ANY LENDER. THE BORROWER SHALL PROMPTLY NOTIFY THE AGENT AND THE LENDERS OF THE EXISTENCE OF ANY PROPOSALS OR COMMITMENTS IN CONNECTION WITH ANY SUCH SALE (AND THE NATURE AND TERMS THEREOF) AND SHALL, PROMPTLY AFTER RECEIPT THEREOF, PROVIDE COPIES TO THE AGENT AND THE LENDERS OF ANY WRITTEN PROPOSALS. LETTERS OF INTENT OR COMMITMENTS IN CONNECTION WITH ANY SUCH SALE. NOTHING HEREIN SHALL BE DEEMED TO CONSTITUTE THE CONSENT OF THE AGENT OR ANY OF THE LENDERS TO CONSUMMATION OF ANY SUCH REFERENCED SALE. TO THE EXTENT ANY SUCH SALE IS CONTEMPLATED HEREAFTER, THE TERMS OF ANY SUCH SALE SHALL BE SUBJECT TO THE AGREEMENT OF THE AGENT AND THE LENDERS PROVIDED NO SUCH AGREEMENT OF THE LENDERS SHALL BE REQUIRED IF THE PROCEEDS OF SUCH SALE ARE SUFFICIENT FOR AND ARE USED FOR THE REPAYMENT IN FULL IN CASH OF THE OBLIGATIONS AND IN CONNECTION WITH SUCH SALE THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS HAVE BEEN TERMINATED. THE LENDERS AGREE THAT INFORMATION RECEIVED BY THEM PURSUANT TO THE TERMS OF THIS SECTION 7.3(P) SHALL BE SUBJECT TO THE CONFIDENTIALITY PROVISIONS SET FORTH IN SECTION
                  13.4 OF THE AGREEMENT; PROVIDED, HOWEVER, IN THE EVENT THAT THE AGENT OR ANY OF THE LENDERS COMMENCES ENFORCEMENT OF THEIR RIGHTS AND REMEDIES AGAINST THE BORROWER OR ANY OF THE SUBSIDIARIES IN ACCORDANCE WITH THE TERMS OF

                  THIS AGREEMENT, THE AGENT AND THE LENDERS SHALL NOT BE PRECLUDED FROM CONTACTING PERSONS CONTACTED BY THE BORROWER IN CONNECTION WITH SUCH SALE INITIATIVE AND UTILIZING THE INFORMATION PROVIDED TO THE LENDERS IN CONNECTION WITH THEIR POTENTIAL NEGOTIATIONS WITH SUCH PERSONS.

                  1.6. SECTION 8.1(q) OF THE CREDIT AGREEMENT IS AMENDED TO DELETE THE TERMS THEREOF IN THEIR ENTIRETY AND TO SUBSTITUTE THE FOLLOWING THEREFOR:

                  (q) LIMITED GUARANTY DEFAULT OR REVOCATION. THE LIMITED GUARANTY AGREEMENT SHALL FAIL TO REMAIN IN FULL FORCE OR EFFECT OR ANY ACTION SHALL BE TAKEN BY DARWIN DEASON TO DISCONTINUE OR TO ASSERT THE INVALIDITY OR UNENFORCEABILITY OF THE LIMITED GUARANTY AGREEMENT, OR DARWIN DEASON SHALL FAIL TO COMPLY WITH ANY OF THE TERMS OR PROVISIONS OF THE LIMITED GUARANTY AGREEMENT, OR DARWIN DEASON DENIES THAT HE HAS ANY FURTHER LIABILITY UNDER THE LIMITED GUARANTY AGREEMENT OR GIVES NOTICE TO SUCH EFFECT.

                  1.7. SECTION 12.3 OF THE CREDIT AGREEMENT IS AMENDED TO DELETE THE FINAL SENTENCE THEREOF IN ITS ENTIRETY.

                  2. WAIVERS. Effective as of the date of this Amendment and subject to the satisfaction of the conditions precedent set forth in SECTION 3 below, the parties hereby agree that the Defaults arising as a result of the Borrower's noncompliance with the provisions of
         SECTION 7.4(B) for the quarter ended December 31, 1999 are hereby waived; provided the Leverage Ratio for such quarter did not exceed
         3.53 to 1.00 (such Default being herein, the "SPECIFIED DEFAULT").

                  3.       CONDITIONS OF EFFECTIVENESS. The provisions of
SECTION 1 of this Amendment shall not become effective unless:



                  (a) this Amendment shall have been executed by the Borrower, the Agent and the Lenders on or before May 1, 2000;

                  (b) the Borrower shall have paid to the Agent for the account of the Lenders a waiver fee of 12.5 basis points (0.125%) of the Aggregate Commitment;

                  (c) the Borrower shall have repaid all amounts outstanding under SECTION 2.1A as of the date of this Amendment;

                  (d) the Agent shall have received from each of the Borrower's Subsidiaries parties to the Loan Documents a reaffirmation in the form attached as EXHIBIT A hereto; together with information evidencing the mergers and name changes which have occurred in the Borrower's Subsidiaries since the date of Amendment and Waiver No. 2 and prior to the date hereof, together with appropriate UCC amendments in connection therewith;

                  (e) the Agent shall have received from Darwin Deason an original of the executed Limited Guaranty Agreement in the form attached as EXHIBIT B hereto together with an opinion of counsel in connection therewith in form and substance acceptable to the Agent and the Lenders; and

                  (f) the Agent shall have received from counsel to the Borrower an opinion of counsel in connection herewith in form and substance reasonably acceptable to the Agent and the Lenders together with corporate authorization documents with respect hereto.

                  4. REPRESENTATIONS AND WARRANTIES OF THE BORROWER. The Borrower represents and warrants as follows:

         (a) The Borrower has the legal power and authority to execute and deliver this Amendment and the officers of the Borrower executing this Amendment have been duly authorized to execute and deliver the same and bind the Borrower with respect to the provisions hereof.

         (b) This Amendment and the Credit Agreement as previously executed and as amended hereby constitute legal, valid and binding obligations of the Borrower, enforceable against it in accordance with their terms (except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditor's rights generally).

         (c) Upon the effectiveness of this Amendment, the Borrower hereby reaffirms all covenants, representations and warranties made in the Credit Agreement and the other Loan Documents to the extent the same are not amended hereby, agrees that all such representations and warranties shall be deemed to have been remade as of the effective date of this Amendment.

         (d) The Borrower has caused to be conducted a thorough review of the terms of the Credit Agreement and the other Loan Documents and the Borrower's and its Subsidiaries operations since the Closing Date and there are no Defaults or Unmatured Defaults thereunder other than the Specified Default.

         (d) The entities listed on EXHIBIT A constitute all of the Borrower's subsidiaries.

                  5.       REFERENCE TO THE EFFECT ON THE CREDIT AGREEMENT.

         (a) Upon the effectiveness of Section 1, on and after the date hereof, each reference in the Credit Agreement to "this Credit Agreement," "hereunder," "hereof," "herein" or words of like import shall mean and be a reference to the Credit Agreement as amended hereby.

         (b) Except as specifically amended or waived above, the Credit Agreement and all other documents, instruments and agreements executed and/or delivered in connection therewith, shall remain in full force and effect, and are hereby ratified and confirmed.

         (c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power of remedy of the Agent or the Lenders, nor constitute a waiver of any provision of the Credit Agreement or any other documents, instruments and agreements executed and/or delivered in connection therewith.

                  6. COSTS AND EXPENSES. The Borrower agrees to pay all reasonable costs, fees and out-of-pocket expenses (including attorneys' fees and expenses charged to the Agent) incurred by the Agent in connection with the preparation, arrangement, execution and enforcement of this Amendment.

                  7. GOVERNING LAW. THIS AMENDMENT IS BEING EXECUTED AND DELIVERED, AND IS INTENDED TO BE PERFORMED, IN DALLAS, TEXAS, AND THE SUBSTANTIVE LAWS OF THE STATE OF TEXAS SHALL GOVERN THE VALIDITY, CONSTRUCTION, ENFORCEMENT AND INTERPRETATION OF THIS AMENDMENT AND THE CREDIT AGREEMENT AS AMENDED HEREBY. ANY DISPUTE BETWEEN THE BORROWER AND THE AGENT, ANY LENDER, OR ANY INDEMNITEE ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH, THIS AMENDMENT OR THE CREDIT AGREEMENT AS AMENDED HEREBY, AND WHETHER ARISING IN CONTRACT, TORT, EQUITY, OR OTHERWISE, SHALL BE RESOLVED IN ACCORDANCE WITH THE SUBSTANTIVE LAWS OF THE STATE OF TEXAS, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

                  8. HEADINGS. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

                  9. COUNTERPARTS. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Agreement by signing any such counterpart. A facsimile signature page hereto sent to the Agent or the Agent's counsel shall be effective as a counterpart signature provided each party executing such a facsimile counterpart agrees, if requested, to deliver originals to the Agent thereof.

                  10. NO STRICT CONSTRUCTION. The parties hereto have participated jointly in the negotiation and drafting of this Amendment, the Credit Agreement and the other Loan Documents. In the event an ambiguity or question of intent or interpretation arises, this Amendment, the Credit Agreement and the other Loan Documents shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Amendment, the Credit Agreement or any of the other Loan Documents.

           - - - - Remainder of this page intentionally blank - - - -

                  IN WITNESS WHEREOF, this Amendment has been duly executed as of the day and year first above written.



                              PRECEPT BUSINESS SERVICES, INC.
                                 AS THE BORROWER

                              By:
                              Name:  William W. Solomon, Jr.
                              Title:  Chief Financial Officer

                              BANK ONE, TEXAS, NA,
                                 INDIVIDUALLY AND AS AGENT

                              By:

                              Print Name:

                              Title:

                              WELLS FARGO BANK (TEXAS),
                              NATIONAL ASSOCIATION,
                              AS A LENDER

                              By:

                              Print Name:

                              Title:

                                    EXHIBIT A
                                       TO
                           AMENDMENT AND WAIVER NO. 3

                         REAFFIRMATION OF LOAN DOCUMENTS

                                    Attached

                                  REAFFIRMATION

                  Each of the undersigned acknowledges receipt of a copy of Amendment and Waiver No. 3 to the Credit Agreement dated as of March 22, 1999, as previously amended by Amendment and Waiver No. 1 thereto dated as of May 14, 1999 and Amendment and Waiver No. 2 thereto dated as of November 12, 1999, by and among Precept Business Services, Inc., the Lenders and the Agent (as so amended thereby and as further amended, modified, supplemented and/or restated from time to time, the "Credit Agreement") which Amendment and Waiver No. 3 is dated as of April 27, 2000 (the "Amendment"). Capitalized terms used in this Reaffirmation and not defined herein shall have the meanings given to them in the Credit Agreement. Without in any way establishing a course of dealing by the Agent or any Lender, each of the undersigned reaffirms the terms and conditions of the Loan Documents executed by it and acknowledges and agrees that such Loan Documents remain in full force and effect and are hereby ratified, reaffirmed and confirmed. All references to the Credit Agreement contained in the above-referenced documents shall be a reference to the Credit Agreement as so amended by the Amendment and as the same may from time to time hereafter be amended, modified or restated.

------------------------------------------------------     ---------------------------------------------------------------
PRECEPT BUSINESS PRODUCTS, INC.                            PRECEPT-CREATIVE, INC.
                                                           (formerly known as Creative Acquisition Corp.)
------------------------------------------------------     ---------------------------------------------------------------
WINGTIP COURIERS, INC.                                     PRECEPT TRANSPORTATION SERVICES OF TEXAS, INC.

------------------------------------------------------     ---------------------------------------------------------------
GARDEN STATE LIMOUSINE, INC. (formerly  known              ARTCRAFT PRINTING, INC.
as Garden State Acquisition Corp. and successor
by merger to Transportation Systems Corp.)
------------------------------------------------------     ---------------------------------------------------------------
SHORTWAY RIVER ROUGE, INC.                                 COMPUTER FORMS & PRODUCTS, INC.
------------------------------------------------------     ---------------------------------------------------------------
JETPORT EXPRESS INC.                                       PRECEPT-SOUTHERN  SYSTEMS,  INC.  (formerly  known as  Precept
                                                           Acquisition Corporation)
------------------------------------------------------     ---------------------------------------------------------------
In each case:                                              In each case:

By:                                                        By:
         William W. Solomon, Jr.                              William W. Solomon, Jr.
         Chief Financial Officer                              Chief Financial Officer

PRECEPT TRANSPORTATION SERVICES, LLC

By: Precept Business Services, Inc., as its sole member

By:

         William  W. Solomon, Jr.
         Chief Financial Officer

                                    EXHIBIT B
                                       TO
                           AMENDMENT AND WAIVER NO. 2

                           LIMITED GUARANTY AGREEMENT

                                    Attached

                                LIMITED GUARANTY

                  THIS LIMITED GUARANTY (this "Guaranty") is made as of the 27th day of April, 2000 by Darwin Deason, an individual residing in Dallas, Texas ("Deason") in favor of the Agent, for the ratable benefit of the Lenders, under (and as defined in) the Credit Agreement referred to below;

                                   WITNESSETH:

                  WHEREAS, Precept Business Services, Inc., a Texas corporation (the "Borrower"), Bank One, Texas, NA, as contractual representative (the "Agent"), and certain Lenders have entered into a certain Credit Agreement dated as of March 22, 1999, as previously amended by Amendment and Waiver No. 1 thereto dated as of May 14, 1999 and Amendment and Waiver No. 2 thereto dated as of November 12, 1999 and as simultaneously being amended by Amendment and Waiver No. 3 thereto dated as of the date hereof (as so amended thereby and as further amended, modified, supplemented and/or restated from time to time, the "Credit Agreement"), providing, subject to the terms and conditions thereof, for extensions of credit to be made by the Lenders to the Borrower;

                  WHEREAS, it is a condition precedent to execution of Amendment and Waiver No. 3 to the Credit Agreement, the extension of the Provisional Loans contemplated therein and the continuation of the other financial accommodations by the Lenders under the Credit Agreement that Deason execute and deliver this Guaranty, whereby Deason shall guarantee the payment when due of all "Secured Obligations" (as defined in the Credit Agreement), principal, interest, letter of credit reimbursement obligations and other amounts that shall be at any time payable by the Borrower under the Credit Agreement, any "Hedging Agreement" (as defined in the Credit Agreement), the Notes and the other Loan Documents, subject to the dollar limitations and termination provisions set forth herein; and

                  WHEREAS, Deason, owns approximately 14.8% of the outstanding Capital Stock (Class A Common Stock and Class B Common Stock) of the Borrower and Deason acknowledges and agrees that the making of the Loans, including the Provisional Loan, and the extension of the other financial accommodations under the Credit Agreement and the other Loan Documents to the Borrower is, and will continue to be, of direct economic benefit to Deason;

                  WHEREAS, in consideration of the foregoing and in order to induce the Lenders and the Agent to enter into Amendment and Waiver No. 3 to the Credit Agreement, Deason is willing to guarantee the obligations of the Borrower under the Credit Agreement, any Hedging Agreement, the Notes, and the other Loan Documents on the terms and subject to the conditions set forth herein;

                  NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                  SECTION 1. DEFINITIONS. Terms defined in the Credit Agreement and not otherwise defined herein have, as used herein, the respective meanings provided for therein.

                  SECTION 2. REPRESENTATIONS, WARRANTIES AND COVENANTS.

                  (a) REPRESENTATIONS AND WARRANTIES. Deason represents and warrants (which representations and warranties shall be deemed to have been renewed at the time of the making of any Advance or issuance of any Letter of Credit) that:

                           (i) He has the power, capacity, authority and legal right to execute and deliver this Guaranty and to perform his obligations hereunder. This Guaranty constitutes a legal, valid and binding obligation of Deason enforceable against Deason in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally.

                           (ii) Neither the execution and delivery by him of this Guaranty, nor the consummation by him of the transactions herein contemplated, nor compliance by him with the terms and provisions hereof, will violate any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on him or the provisions of any indenture, instrument or material agreement to which he is a party or is subject, or by which he, or his property, is bound, or conflict with or constitute a default thereunder, or result in the creation or imposition of any Lien in, of or on his property pursuant to the terms of any such indenture, instrument or material agreement. No order, consent, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, any Governmental Authority, is required to authorize, or is required in connection with the execution, delivery and performance by him of, or the legality, validity, binding effect or enforceability against him of, this Guaranty.

                  (b) COVENANTS. Unless prior to October 24, 2000 all Guaranteed Obligations shall have been paid in full in cash and the Commitments and all Letters of Credit issued under the Credit Agreement shall have terminated or expired or a "Release Event" (as defined below) occurs, then on or before such date Deason shall (i) deliver to the Agent a duly executed Pledge Agreement in the form attached hereto as EXHIBIT A, together with an opinion of counsel to Deason in connection therewith in form and substance acceptable to the Agent and the Lenders, (ii) deliver to the Agent original stock certificates for Class A common stock of Affiliated Computer Services, Inc. (in connection with which all of the representations required to be made under the Pledge Agreement can be made) with a current market value at the time of such initial delivery of not less than $3,021,333.34 (utilizing for purposes of valuation the average closing price over the five (5) immediately preceding trading days for such stock on the New York Stock Exchange) and stock powers duly executed in blank for such shares, (iii) deliver a form U-1 signed by the Borrower and a U-1 signed by Deason with respect to such pledged shares together with such information as shall permit the Agent to complete the provisions of such form U-1, and (iv) thereafter shall comply with each of the covenants and requirements set forth in such Pledge

Agreement.

                  SECTION 3. THE LIMITED GUARANTY. (a) (i) GUARANTY TERMS. Deason hereby unconditionally guarantees the full and punctual payment when due (whether at stated maturity, upon acceleration or otherwise) of the Secured Obligations, including, without limitation, (A) the principal of and interest on each Loan under or Note issued by the Borrower pursuant to the Credit Agreement,
(B) any Reimbursement Obligations of the Borrower, (C) all Hedging Obligations of the Borrower owing to any Lender or any affiliate of any Lender under any Hedging Agreement, and (D) all other amounts payable by the Borrower under the Credit Agreement, any Hedging Agreement and the other Loan Documents (all of the foregoing being referred to collectively as the "Guaranteed Obligations"); PROVIDED, HOWEVER, notwithstanding anything herein to the contrary, the maximum amount which may be recovered from Deason pursuant to the terms of this Guaranty shall not exceed the sum of (1) $2,266,000 (the "Initial Stated Amount"), as such Initial Stated Amount may be reduced pursuant to the provisions of SECTION 3(a)(ii) below PLUS (2) interest on such sum and expenses of enforcement, if applicable, pursuant to the terms of SECTION 16 below; PROVIDED, FURTHER, no demand for payment under this Guaranty shall be permitted to be made if a "Release Event" (as defined below) has occurred. Upon failure by the Borrower to pay punctually any such Guaranteed Obligations, Deason agrees that he shall forthwith on demand pay such amount at the place and in the manner specified in the Credit Agreement, Hedging Agreements, any Note or the relevant Loan Document, as the case may be. Deason hereby agrees that this Guaranty is an absolute, irrevocable and a guaranty of payment and is not a guaranty of collection. Neither the Agent nor any Lender shall be required to pursue any other remedy prior to invoking the benefits of this Guaranty, including, without limitation, taking any action against the Borrower, exhausting any remedy against any endorser of any instrument issued by the Borrower, foreclosing against any Collateral of the Borrower or any other guarantors, or setting-off against the balance of any deposit account of the Borrower or any other guarantors kept with the Agent or any Lender.

         (ii) REDUCTIONS OF INITIAL STATED AMOUNT. The Initial Stated Amount will be reduced ratably simultaneously with and in proportion to any permanent reductions of the Aggregate Commitment; PROVIDED, HOWEVER, no such reduction of Initial Stated Amount shall be available if a Sale Event with respect to either the transportation or business products operating divisions of the Borrower are sold and the net cash proceeds (after taking into account all expenses of such transaction) paid to the Lenders in reduction of the Obligations and reduction of the Aggregate Commitment are less than $17,500,000 in the case of a Sale Event with respect to the transportation division or $22,500,000 in the case of a Sale Event with respect to the business products division, in either of which events the Initial Stated Amount will remain unchanged and will remain available for the full Initial Stated Amount as support to the Lenders even after such a Sale Event unless the Guaranty is released in accordance with the terms set forth in clause (iii) below. Without affecting the foregoing, it should be noted that any Sale Event requires the consent of each of the Lenders under the Credit Agreement and nothing herein shall be construed as a consent to any such sale.

         (iii) RELEASE EVENTS. For purposes hereof, the term "Release Event" means satisfaction of any one or more of the following:

                           (A) LEVERAGE RELATED RELEASE: Satisfaction of each of the following: (1) the receipt by the Agent of financial statements and compliance certificates pursuant to the terms of SECTION 7.1(A) of the Credit Agreement, which financial statements and compliance certificates reflect, to the reasonable satisfaction of the Agent, that the Borrower's Leverage Ratio was less than
                                    2.00 to 1.00 as of the end of four
                                    consecutive fiscal quarters (calculated on a trailing 12-month basis as provided in
                                    SECTION 7.4(B) of the Credit Agreement), (2) the receipt by the Agent of an unqualified audit of the Borrower's and its Subsidiaries financial statements as required pursuant to the terms of SECTION 7.1(a)(ii) of the Credit Agreement with respect to one of the quarters included in the four-quarters referenced in clause (1) and (3) no Default or Unmatured Default has occurred and is continuing under the Credit Agreement as of the date of satisfaction with such requirements under clauses (1) and (2); or

                           (A) EQUITY RELATED RELEASE: The sale by the Borrower Equity Interests of the Borrower (other than Disqualified Stock) where the net cash proceeds equal or exceed $2,266,000 and the proceeds of which are utilized by the Borrower for the repayment or prepayment (including all interest and fees accrued thereon) and termination of the Provisional Loan facility provided pursuant to SECTION 2.1A of the Credit Agreement in its entirety; or

                           (C) CONSENT BASED RELEASE: Receipt by Deason of a written release and termination of this Guaranty by the Agent and each of the Lenders.

                  (b) ACCELERATED GUARANTY OBLIGATION. Notwithstanding anything in this Guaranty to the contrary, demand for payment from Deason under this Guaranty shall be presumed to have been issued and the entire unpaid amount which can be demanded hereunder, together with accrued interest thereon, if any, shall become immediately due and payable regardless of any payment limitation in the event of the occurrence of any one or more of the following:

         (1) Deason has commenced a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect; consented to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law; consented to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of his property; made any assignment for the benefit of creditors; or taken any action to authorize any of the foregoing;

         (2) An involuntary case was commenced against Deason; or a court has entered a decree or order for relief in respect of Deason in an involuntary case, under any applicable bankruptcy, insolvency or other similar law now or hereinafter in effect; or similar relief has been granted under any applicable federal, state, local or foreign law; or

         (3) A decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over Deason or over all or a substantial part of his assets has been entered; or an interim receiver, trustee or other custodian of Deason or of all or a substantial part of his property has been appointed or a warrant of attachment, execution or similar process against any substantial part of the property of Deason has been issued.

                  SECTION 4. GUARANTY UNCONDITIONAL. The obligations of Deason hereunder shall be unconditional and absolute (subject to the provisions of
SECTION 3 above) and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by:

         (i) any extension, renewal, settlement, indulgence, compromise, waiver or release of or with respect to the Guaranteed Obligations or any part thereof or any agreement relating thereto, or with respect to any obligation of any other guarantor of any of the Guaranteed Obligations, whether (in any such case) by operation of law or otherwise, or any failure or omission to enforce any right, power or remedy with respect to the Guaranteed Obligations or any part thereof or any agreement relating thereto, or with respect to any obligation of any other guarantor of any of the Guaranteed Obligations;

         (ii) any modification or amendment of or supplement to the Credit Agreement, any Hedging Agreement, any Note, or any other Loan Document, including, without limitation, any such amendment which may increase the amount of the Secured Obligations guaranteed hereby;

         (iii) any release, surrender, compromise, settlement, waiver, subordination or modification, with or without consideration, of any collateral securing the Guaranteed Obligations or any part thereof, any other guaranties with respect to the Guaranteed Obligations or any part thereof, or any other obligation of any person or entity with respect to the Guaranteed Obligations or any part thereof, or any nonperfection or invalidity of any direct or indirect security for the Guaranteed Obligations;

         (iv) any change in the corporate, partnership or other existence, structure or ownership of the Borrower or any other guarantor of any of the Guaranteed Obligations, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Borrower or any other guarantor of the Guaranteed Obligations, or any of their respective assets or any resulting release or discharge of any obligation of the Borrower or any other guarantor of any of the Guaranteed Obligations;

         (v) the existence of any claim, setoff or other rights which Deason may have at any time against the Borrower, any other guarantor of any of the Guaranteed Obligations, the Agent, any Holder of Secured Obligations or any other Person, whether in connection herewith or in connection with any unrelated transactions, PROVIDED that nothing herein shall prevent the assertion of any such claim by separate suit or compulsory counterclaim;

         (vi) the enforceability or validity of the Guaranteed Obligations or any part thereof or the genuineness, enforceability or validity of any agreement relating thereto or with respect to any collateral securing the Guaranteed Obligations or any part thereof, or any other invalidity or unenforceability relating to or against the Borrower or any other guarantor of any of the Guaranteed Obligations, for any reason related to the Credit Agreement, any Hedging Agreement, any other Loan Document, or any provision of applicable law or regulation purporting to prohibit the payment by the Borrower or any other guarantor of the Guaranteed Obligations, of any of the Guaranteed Obligations;

         (vii) the failure of the Agent to take any steps to perfect and maintain any security interest in, or to preserve any rights to, any security or collateral for the Guaranteed Obligations, if any;

         (viii) the election by, or on behalf of, any one or more of the Holders of Secured Obligations, in any proceeding instituted under Chapter 11 of Title 11 of the United States Code (11 U.S.C. 101 et seq.) (the "Bankruptcy Code"), of the application of Section 1111(b)(2) of the Bankruptcy Code;

         (ix) any borrowing or grant of a security interest by the Borrower, as debtor-in-possession, under Section 364 of the Bankruptcy Code;

         (x) the disallowance, under Section 502 of the Bankruptcy Code, of all or any portion of the claims of any of the Holders of Secured Obligations or the Agent for repayment of all or any part of the Guaranteed Obligations;

         (xi) the Agent's or any Lender's failure to diligently preserve the Borrower's or any other guarantor's liability under any Loan Document or to bring an action to enforce collection of any amounts owing under any Loan Document;

         (xii) the Guaranty being deemed invalid or unenforceable as to or against any party hereto;

         (xiii) the Borrower's entry into any Loan Document is found to be ULTRA VIRES, any Authorized Officer acting on the Borrower's behalf with regard to any Loan Document is found to have acted beyond the scope of such Authorized Officer's authority, or the Loan Documents are found to be unenforceable against the Borrower for any other reason; or

         (xiv) any other act or omission to act or delay of any kind by the Borrower, any other guarantor of the Guaranteed Obligations, the Agent, any Holder of Secured Obligations or any other Person or any other circumstance whatsoever which might, but for the provisions of this SECTION 4, constitute a legal or equitable discharge of any of Deason's obligations hereunder.

                  SECTION 5. DISCHARGE ONLY UPON PAYMENT IN FULL AND CERTAIN TERMINATION EVENTS: REINSTATEMENT IN CERTAIN CIRCUMSTANCES. Deason' obligations hereunder shall remain in full force and effect until (a) all Guaranteed Obligations shall have been paid in full in cash and the Commitments and all Letters of Credit issued under the Credit Agreement shall have terminated or expired or (b) a Release Event occurs. If at any time any payment of the principal of or interest on any Note, any Reimbursement Obligation or any other amount payable by the Borrower or any other party under the Credit Agreement, any Hedging Agreement or any other Loan Document is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of the Borrower or otherwise, Deason' obligations hereunder with respect to such payment shall be reinstated as though such payment had been due but not made at such time.

                  SECTION 6. GENERAL WAIVERS. Deason irrevocably waives acceptance hereof, presentment, demand or action on delinquency, protest, the benefit of any statutes of limitations and, to the fullest extent permitted by law, any notice not provided for herein, as well as any requirement that at any time any action be taken by any Person against the Borrower, any other guarantor of the Guaranteed Obligations, or any other Person. Without in any way limiting the foregoing, Deason waives the benefits of Chapter 34 of the Texas Business and Commerce Code.

                  SECTION 7. SUBORDINATION OF SUBROGATION. Until the Secured Obligations have been indefeasibly paid in full in cash, Deason (i) shall have no right of subrogation with respect to such Secured Obligations and (ii) waives any right to enforce any remedy which the Holders of Secured Obligations, Issuing Banks or the Agent now have or may hereafter have against the Borrower, any endorser or any guarantor of all or any part of the Secured Obligations or any other Person, and Deason waives any benefit of, and any right to participate in, any security or collateral given to the Holders of Secured Obligations, the Issuing Banks and the Agent to secure the payment or performance of all or any part of the Secured Obligations or any other liability of the Borrower to the Holders of Secured Obligations or Issuing Banks. Should Deason have the right, notwithstanding the foregoing, to exercise his subrogation rights, Deason hereby expressly and irrevocably (a) subordinates any and all rights at law or in equity to subrogation, reimbursement, exoneration, contribution, indemnification or set off that Deason may have to the indefeasible payment in full in cash of the Secured Obligations and (b) waives any and all defenses available to a surety, guarantor or accommodation co-obligor until the Secured Obligations are indefeasibly paid in full in cash. Deason acknowledges and agrees that this subordination is intended to benefit the Agent and the Holders of Secured Obligations and shall not limit or otherwise affect Deason's liability hereunder or the enforceability of this Guaranty, and that the Agent, the Holders of Secured Obligations and their respective successors and assigns are intended third party beneficiaries of the waivers and agreements set forth in this
SECTION 7.

                  SECTION 8. STAY OF ACCELERATION. If acceleration of the time for payment of any amount payable by the Borrower under the Credit Agreement, any Hedging Agreement, any Note or any other Loan Document is stayed upon the insolvency, bankruptcy or reorganization of the Borrower, all such amounts otherwise subject to acceleration under the terms of the Credit Agreement, any Hedging Agreement any Note or any other Loan Document shall nonetheless be payable by Deason hereunder, subject to the limitations set forth herein, forthwith on demand by the Agent.

                  SECTION 9. NOTICES. Except as otherwise expressly provided below, any notice required or desired to be served, given or delivered hereunder shall be in writing and shall be deemed to have been validly served, given or delivered (i) three (3) days after deposit in the United States Mails, with proper postage prepaid or provided for, (ii) when sent after receipt of confirmation or answerback if sent by telecopy, telex or other similar facsimile transmission, (iii) one (1) business day after deposited with a reputable overnight courier with all charges prepaid or (iv) when delivered, if hand-delivered by messenger, all of which shall be properly addressed to the party to be notified and sent to the address or number indicated as follows:

                  (a)      If to the Agent at:

                           Bank One, Texas, NA
                           1717 Main Street
                           4th Floor
                           Dallas, Texas  75201
                           Attn:  Rick Rogers
                           Ph: 214/290-2540
                           Fax: 214/290-2054

                  (b)      If to Deason at:

                           Darwin Deason
                           c/o Affiliated Computer Services Inc.
                           2828 North Haskell Avenue
                           10th Floor
                           Dallas, Texas  75204
                           Attn:  General Counsel
                           Telephone No.: (214)841-6152
                           Facsimile No.: (214) 841-5746

                  SECTION 10. NO WAIVERS. No failure or delay by the Agent or any Holder of Secured Obligations in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies provided in this Guaranty, the Credit Agreement, any Hedging Agreement, the Notes, and the other Loan Documents shall be cumulative and not exclusive of any rights or remedies provided by law.

                  SECTION 11. SUCCESSORS AND ASSIGNS. This Guaranty is for the benefit of the Agent and the Holders of Secured Obligations and their respective successors and permitted assigns and in the event of an assignment of any amounts payable under the Credit Agreement, any Hedging Agreement, the Notes, or the other Loan Documents in accordance with the respective terms thereof, the rights hereunder, to the extent applicable to the indebtedness so assigned, may be transferred with such indebtedness. This Guaranty shall be binding upon Deason and his heirs, successors and assigns.

                  SECTION 12. CHANGES IN WRITING. Neither this Guaranty nor any provision hereof may be changed, waived, discharged or terminated orally, but only in writing signed by the Agent with the consent of the Required Lenders, and, if any such change, waiver, discharge or termination directly and adversely affects the rights, duties and obligations of Deason hereunder, Deason.

                  SECTION 13. GOVERNING LAW. THIS GUARANTY IS BEING EXECUTED AND DELIVERED, AND IS INTENDED TO BE PERFORMED, IN DALLAS, TEXAS, AND THE SUBSTANTIVE LAWS OF THE STATE OF TEXAS SHALL GOVERN THE VALIDITY, CONSTRUCTION, ENFORCEMENT AND INTERPRETATION OF THIS GUARANTY. ANY DISPUTE BETWEEN DEASON AND THE AGENT OR ANY LENDER ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH, THIS GUARANTY, AND WHETHER ARISING IN CONTRACT, TORT, EQUITY, OR OTHERWISE, SHALL BE RESOLVED IN ACCORDANCE WITH THE SUBSTANTIVE LAWS OF THE STATE OF TEXAS, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

                  SECTION 14. CONSENT TO JURISDICTION; SERVICE OF PROCESS; JURY TRIAL.

                  (A) DEASON HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR TEXAS STATE COURT SITTING IN DALLAS, TEXAS IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY AND DEASON HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION HE MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE AGENT OR ANY LENDER TO BRING PROCEEDINGS AGAINST DEASON IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY DEASON AGAINST THE AGENT OR ANY LENDER OR ANY AFFILIATE OF THE AGENT OR ANY LENDER INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS GUARANTY SHALL BE BROUGHT ONLY IN A COURT IN DALLAS, TEXAS.

                  (B) SERVICE OF PROCESS. DEASON WAIVES PERSONAL SERVICE OF ANY PROCESS UPON HIM AND IRREVOCABLY APPOINTS THE GENERAL COUNSEL OF AFFILIATED COMPUTER SERVICES INC. (THE ADDRESS FOR WHICH IS 2828 NORTH HASKELL AVENUE, 10TH FLOOR, DALLAS, TEXAS, 75204) AS HIS AGENT FOR THE PURPOSE OF ACCEPTING SERVICE OF PROCESS ISSUED BY ANY COURT. NOTHING HEREIN SHALL IN ANY WAY BE DEEMED TO LIMIT THE ABILITY OF THE AGENT OR THE LENDERS TO SERVE ANY SUCH WRITS, PROCESS OR SUMMONSES IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW. DEASON IRREVOCABLY WAIVES ANY OBJECTION (INCLUDING, WITHOUT LIMITATION, ANY OBJECTION OF THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS) WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING WITH RESPECT TO THIS GUARANTY OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH IN ANY JURISDICTION SET FORTH ABOVE.

                  (C) WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, ARISING OUT OF, CONNECTED WITH, RELATED TO OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS GUARANTY OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH. EACH OF THE PARTIES HERETO AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS GUARANTY WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

                  (D) WAIVER OF BOND. DEASON WAIVES THE POSTING OF ANY BOND OTHERWISE REQUIRED OF ANY PARTY HERETO IN CONNECTION WITH ANY JUDICIAL PROCESS OR PROCEEDING TO ENFORCE ANY JUDGMENT OR OTHER COURT ORDER ENTERED IN FAVOR OF SUCH PARTY, OR TO ENFORCE BY SPECIFIC PERFORMANCE, TEMPORARY RESTRAINING ORDER, PRELIMINARY OR PERMANENT INJUNCTION, THIS GUARANTY OR ANY OTHER LOAN DOCUMENT.

                  (E) ADVICE OF COUNSEL. EACH OF THE PARTIES REPRESENTS TO EACH OTHER PARTY HERETO THAT IT HAS DISCUSSED THIS GUARANTY AND, SPECIFICALLY, THE PROVISIONS OF THIS SECTION 14, WITH ITS COUNSEL.

                  SECTION 15. NO STRICT CONSTRUCTION. The parties hereto have participated jointly in the negotiation and drafting of this Guaranty. In the event an ambiguity or question of intent or interpretation arises, this Guaranty shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Guaranty.

                  SECTION 16. TAXES, INTEREST AFTER DEMAND; EXPENSES OF ENFORCEMENT, ETC. All payments required to be made by Deason hereunder shall be made without setoff or counterclaim and free and clear of and without deduction or withholding for or on account of, any present or future taxes, levies, imposts, duties or other charges of whatsoever nature imposed by any government or any political or taxing authority thereof, PROVIDED, HOWEVER, that if Deason is required by law to make such deduction or withholding, Deason shall forthwith pay to the Agent or any Holder of Secured Obligations, as applicable, such additional amount as results in the net amount received by the Agent or any Holder of Secured Obligations, as applicable, equaling the full amount which would have been received by the Agent or any Holder of Secured Obligations, as applicable, had no such deduction or withholding been made. If any payment hereunder is not paid within two (2) days of demand therefor under the terms hereof, then interest on the unpaid amount shall be computed at a rate per annum equal to ten percent (10%) (calculated on the basis of a 365 day year) or the maximum rate permitted by law, whichever is less, until all past due amounts and such interest thereon have been paid. Deason also agree to reimburse the Agent and the Holders of Secured Obligations for any reasonable costs, internal charges and out-of-pocket expenses (including reasonable attorneys' fees and time charges of attorneys for the Agent and the Holders of Secured Obligations, which attorneys may be employees of the Agent or the Holders of Secured Obligations) paid or incurred by the Agent or any Holders of Secured Obligation in connection with the collection and enforcement of amounts due under this Guaranty.

                  SECTION 17. SETOFF. At any time after all or any part of the Guaranteed Obligations have become due and payable (by acceleration or otherwise), each Holder of Secured Obligations and the Agent may, without notice to Deason and regardless of the acceptance of any security or collateral for the payment hereof, appropriate and apply toward the payment of all or any part of the Guaranteed Obligations (i) any indebtedness due or to become due from such Holder of Secured Obligations or the Agent to Deason, and (ii) any moneys, credits or other property belonging to Deason, at any time held by or coming into the possession of such Holder of Secured Obligations or the Agent or any of their respective affiliates.

                  SECTION 18. FINANCIAL INFORMATION. Deason hereby assumes responsibility for keeping himself informed of the financial condition of the Borrower and any and all endorsers and/or other guarantor of all or any part of the Guaranteed Obligations, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations, or any part thereof, that diligent inquiry would reveal, and Deason hereby agrees that none of the Holders of Secured Obligations or the Agent shall have any duty to advise Deason of information known to any of them regarding such condition or any such circumstances. In the event any Holder of Secured Obligations or the Agent, in its sole discretion, undertakes at any time or from time to time to provide any such information to Deason, such Holder of Secured Obligations or the Agent shall be under no obligation (i) to undertake any investigation not a part of its regular business routine, (ii) to disclose any information which such Holder of Secured Obligations or the Agent, pursuant to accepted or reasonable commercial finance or banking practices, wishes to maintain confidential or
(iii) to make any other or future disclosures of such information or any other information to Deason.

                  SECTION 19. SEVERABILITY. Wherever possible, each provision of this Guaranty shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Guaranty shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Guaranty.

                  SECTION 20. ENTIRE AGREEMENT. This Guaranty embodies the final and entire agreement and understanding among Deason, the Agent and the Holders of Secured Obligations and supersedes all prior agreements and understandings among Deason, the Agent and the Holders of Secured Obligations relating to the subject matter hereof. This Guaranty and the other Loan Documents may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties hereto.

                  SECTION 21. HEADINGS. Section headings in this Guaranty are for convenience of reference only and shall not govern the interpretation of any provision of this Guaranty.

         IN WITNESS WHEREOF, Deason has caused this Contingent Limited Guaranty to be duly executed as of the day and year first above written.

                                        DARWIN DEASON



STATE OF TEXAS             )
                           )       SS.:
COUNTY OF___________       )

                  On this ___ day of April, 2000, before me personally came Darwin Deason, to me known who, being by me duly sworn, did acknowledge the execution of this Contingent Limited Guaranty.

                                       Notary Public

                                       (NOTARY STAMP/SEAL)

Accepted in Dallas, Texas
as of the 27th day of April, 2000

BANK ONE, TEXAS, NA, as Agent

By:________________________________
   Name:
   Title:

                                    EXHIBIT A

                                       TO
                                LIMITED GUARANTY

                            FORM OF PLEDGE AGREEMENT

                                PLEDGE AGREEMENT

                  THIS PLEDGE AGREEMENT (the "Pledge Agreement"), dated as of [_____________], 2000, is entered into by and between Darwin Deason, an individual residing in Dallas, Texas (the "Pledgor"), and Bank One, Texas, NA, as contractual representative (the "Agent") for itself and for the "Holders of Secured Obligations" under (and as defined in) the Credit Agreement defined below. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings ascribed to such terms in the Credit Agreement (as defined below).

                                   WITNESSETH:

                  WHEREAS, Precept Business Services, Inc., a Texas corporation (the "Borrower"), the Agent and certain financial institutions (the "Lenders") have entered into a certain Credit Agreement dated as of March 22, 1999, as previously amended by Amendment and Waiver No. 1 thereto dated as of May 14, 1999, Amendment and Waiver No. 2 thereto dated as of November 12, 1999 and Amendment and Waiver No. 3 thereto dated as of April 27, 2000 (as so amended and as further amended, modified, supplements and or restated from time to time, the "Credit Agreement"), pursuant to which the Lenders have agreed, subject to certain conditions precedent, to make loans and other financial accommodations to the Borrower from time to time;

                  WHEREAS, the Pledgor owns approximately 14.8% of the outstanding Capital Stock (Class A Common Stock and Class B Common Stock) of the Borrower acknowledges and agrees that the making of the Loans, including the Provisional Loan, and the extension of the other financial accommodations under the Credit Agreement and the other Loan Documents to the Borrower is, and will continue to be, of direct economic benefit to the Pledgor;

                  WHEREAS, SCHEDULE I hereto sets forth certain shares of Affiliated Computer Services, Inc. ("ACS") initially being pledged hereunder (the "Initial Pledged Shares"), which Initial Pledged Shares have a current market value of not less than $3,021,333.34 (utilizing for purposes of valuation the average closing price over the five (5) immediately preceding trading days for such stock);

                  WHEREAS, Pledgor may from time to time execute and deliver to the Agent a supplement to this Pledge Agreement substantially in the form of EXHIBIT A hereto (each such supplement, a "Pledge Supplement") setting forth additional shares of ACS (the "Additional Pledged Shares") (the Initial Pledged Shares and the Additional Pledged Shares, collectively referred to herein as the "Pledged Shares");

                  WHEREAS, the Pledgor has executed and delivered to the Agent that certain Limited Guaranty dated as of April 27, 2000 (the "Limited Guaranty"); and

                  WHEREAS, the Agent and the Lenders have required, as a condition to their continued extension of credit and financial accommodations under the Credit Agreement, that the Pledgor execute and deliver this Pledge Agreement;

                  NOW, THEREFORE, for and in consideration of the foregoing and of any financial accommodations or extensions of credit (including, without limitation, any loan or advance by renewal, refinancing or extension of the agreements described hereinabove or otherwise) heretofore, now or hereafter made to or for the benefit of the Borrower pursuant to the Credit Agreement or any other agreement, instrument or document executed pursuant to or in connection therewith, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Pledgor and the Agent hereby agree as follows:

                  1. PLEDGE. The Pledgor hereby pledges to the Agent, for the benefit of the Agent and the Holders of Secured Obligations, and grants to the Agent for the benefit of the Agent and the Holders of Secured Obligations, a security interest in, the collateral described in SECTIONS 1.1 through 1.3 below (collectively as of the date the same is pledged to the Agent, the "Pledged Collateral"):

                  1.1 (a) The shares of the capital stock of ACS owned by the Pledgor (such shares being identified on SCHEDULE I attached hereto or on any SCHEDULE I attached to any applicable Pledge Supplement), and the certificates representing the shares of such capital stock (all of said capital stock being hereinafter collectively referred to as the "Pledged Stock"), delivered herewith, or from time to time, delivered to the Agent accompanied by stock powers in the form of EXHIBIT B attached hereto and made a part hereof (the "Powers") duly executed in blank, and all dividends, cash, instruments, investment property and other property from time to time received, receivable or otherwise distributed in respect of, or in exchange for, any or all of the Pledged Stock.

                  (b) The additional shares of capital stock of ACS as required to be delivered pursuant to SECTION 3.2 below, and the certificates, which shall be delivered to the Agent, representing such additional shares (any such additional shares shall constitute part of the Pledged Stock and the Agent is irrevocably authorized to unilaterally amend
         SCHEDULE I hereto or on any SCHEDULE I to any applicable Pledge Supplement to reflect such additional shares), and all dividends, cash, instruments, investment property and other rights and options from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares.

                  1.2      The property and interests in property described in
         SECTION 3 below; and

                  1.3      All proceeds of the collateral described in SECTIONS
         1.1 and 1.2 above.

                  2. SECURITY FOR OBLIGATIONS. The Pledged Collateral secures the prompt payment, performance and observance of the "Guaranteed Obligations" (as defined in the Limited Guaranty).

                  3.  PLEDGED COLLATERAL ADJUSTMENTS; ADDITIONAL PLEDGED SHARES.

                  3.1 PLEDGED COLLATERAL ADJUSTMENTS. If, during the term of this Pledge Agreement:

                  (a) Any stock dividend, reclassification, readjustment or other change is declared or made in the capital structure of ACS, or

                  (b) Any subscription warrants or any other rights or options shall be issued in connection with the Pledged Collateral,

         then all new, substituted and additional certificates, shares, warrants, rights, options, investment property or other securities, issued by reason of any of the foregoing, in connection with Pledged Collateral shall be immediately delivered to and held by the Agent under the terms of this Pledge Agreement and shall constitute Pledged Collateral hereunder.

                  3.2 ADDITIONAL PLEDGED SHARES. The Pledgor and the Agent agree that on the last business day of each calendar quarter (or more frequently if requested by the Agent), the "Market Value" (as defined below) of the Pledged Stock will be calculated and if, at the time of such calculation, the Market Value of the Pledged Stock is less than an amount equal to 1.33333 multiplied by the Provisional Loan Commitment, then within three (3) Business Days the Pledgor will deliver to the Agent an executed Pledge Supplement together with additional ACS Class A Common Stock (together with Powers with respect thereto) having a Market Value such that when added when added to the Market Value of the previously Pledged Stock is equal to or greater than 1.33333 multiplied by the Provisional Loan Commitment. "Market Value" for the Pledged Stock shall be equal to the average closing price over the five (5) trading days immediately preceding the applicable date of any calculation for such stock on the New York Stock Exchange.

                  4. SUBSEQUENT CHANGES AFFECTING PLEDGED COLLATERAL. The Pledgor represents and warrants that it has made its own arrangements for keeping itself informed of changes or potential changes affecting the Pledged Collateral (including, but not limited to, rights to convert, rights to subscribe, payment of dividends, cash distributions or other distributions reorganization or other exchanges, tender offers and voting rights), and the Pledgor agrees that neither the Agent nor any of the Holders of Secured Obligations shall have any obligation to inform the Pledgor of any such changes or potential changes or to take any action or omit to take any action with respect thereto. The Agent may, after the occurrence of a default by the Pledgor hereunder or under the Limited Guaranty ( a "Specified Default"), without notice and at its option, transfer or register the Pledged Collateral or any part thereof into its or its nominee's name with or without any indication that such Pledged Collateral is subject to the security interest hereunder. In addition, the Agent may after the occurrence of a Specified Default exchange certificates or instruments representing or evidencing Pledged Shares for certificates or instruments of smaller or larger denominations.

                  5. REPRESENTATIONS AND WARRANTIES. The Pledgor represents and warrants as follows:

                  (a) The Pledgor is the sole legal and beneficial owner of the Pledged Collateral, free and clear of any pledge, mortgage, hypothecation, Lien, charge, encumbrance or any security interest therein except for the security interest created by this Pledge Agreement;

                  (b) The Pledgor has owned the Pledged Collateral of record and beneficially for at least the two (2) year holding period required under paragraph (k) of Rule 144 as promulgated by the Securities and Exchange Commission under the Securities Act ("RULE 144") and if any of the Pledged Collateral was acquired by the Pledgor by purchase, the purchase price has been paid for in full for at least two (2) years and after the occurrence of a Specified Default, assuming the Agent is not then an affiliate (as defined in Rule 144) of ACS, the sale by the Agent of the Pledged Collateral could be made by or on behalf of the Agent without compliance with Rule 144;

                  (c) There are no restrictions upon the voting rights associated with, or upon the transfer of, any of the Pledged Collateral;

                  (d) The Pledgor has the right to vote, pledge and grant a security interest in or otherwise transfer such Pledged Collateral free of any Liens;

                   (e) The pledge of the Pledged Collateral does not violate (1)
                  any mortgage, bank loan or credit agreement or other agreements to which the Pledgor is a party or by which any of his assets may be bound; or (2) any restriction on such transfer or encumbrance of such Pledged Collateral;

                   (f) The Pledgor agrees to execute and file financing
                  statements pursuant to the Uniform Commercial Code as the Agent may request to perfect the security interest granted hereby;

                  (g) No authorization, approval, or other action by, and no notice to or filing with, any governmental authority or regulatory body is required either (i) for the pledge of the Pledged Collateral pursuant to this Pledge Agreement or for the execution, delivery or performance of this Pledge Agreement by the Pledgor or (ii) for the exercise by the Agent of the remedies in respect of the Pledged Collateral pursuant to this Pledge Agreement (except as may be required in connection with such disposition by laws affecting the offering and sale of securities generally);

                  (h) Upon delivery of each of the certificates representing the Pledged Collateral, the pledge of the Pledged Collateral pursuant to this Pledge Agreement will create a valid and perfected first priority security interest in the Pledged Collateral, in favor of the Agent for the benefit of the Agent and the Holders of Secured Obligations, securing the payment and performance of the Guaranteed Obligations;

                  (i) The Powers are duly executed and give the Agent the authority they purport to confer;

                  (j) The Pledgor has no obligation to make further capital
                      contributions or make any other payments to ACS with respect to his interest therein; and

                  (k) The information set forth on the questionnaire attached hereto as EXHIBIT C and made a part hereof, and any subsequent questionnaire supplied by the Pledgor (each, a "QUESTIONNAIRE"), is and will be true and complete in all material respects.

                  6. VOTING RIGHTS. During the term of this Pledge Agreement, and except as provided in this SECTION 6 below, the Pledgor shall have the right to vote the Pledged Stock on all governing questions in a manner not inconsistent with the terms of this Pledge Agreement. After the occurrence of a Specified Default, the Agent or the Agent's nominee may, at the Agent's or such nominee's option and upon written notice from the Agent to the Pledgor, (i) exercise all voting powers pertaining to the Pledged Collateral and (ii) exercise, or direct the Pledgor as to the exercise of any and all rights of conversion, exchange, subscription or any other rights, privileges or options pertaining to the applicable Pledged Collateral, as if the Agent were the absolute owner thereof, all without liability except to account for property actually received by it, but the Agent shall have no duty to exercise any of the aforesaid rights, privileges or options and shall not be responsible for any failure so to do or delay in so doing. Such authorization shall constitute an irrevocable voting proxy from the Pledgor to the Agent or, at the Agent's option, to the Agent's nominee.

                  7. DIVIDENDS AND OTHER DISTRIBUTIONS. (a) So long as no Specified Default shall have occurred and is continuing:

                  (i) The Pledgor shall be entitled to receive and retain any and all dividends and cash distributions paid in respect of the Pledged Collateral, PROVIDED, HOWEVER, that any and all

                           (A) distributions and dividends paid or payable other
                  than in cash with respect to, and instruments and other property received, receivable or otherwise distributed with respect to, or in exchange for, any of the Pledged Collateral;

                           (B) dividends and other distributions paid or payable
                  in cash with respect to any of the Pledged Collateral on account of a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in surplus; and

                           (C) cash paid, payable or otherwise distributed with
                  respect to principal of, or in redemption of, or in exchange for, any of the Pledged Collateral;

         shall be Pledged Collateral, and shall be forthwith delivered to the Agent to hold, for the benefit of the Agent and the Holders of Secured Obligations, as Pledged Collateral and shall, if received by the Pledgor, be received in trust for the Agent, for the benefit of the Agent and the Holders of Secured Obligations, be segregated from the other property or funds of the Pledgor, and be delivered immediately to the Agent as Pledged Collateral in the same form as so received (with any necessary endorsement); and

                  (ii) The Agent shall execute and deliver (or cause to be executed and delivered) to the Pledgor all such proxies and other instruments as the Pledgor may reasonably request for the purpose of enabling the Pledgor to receive the dividends or interest payments which it is authorized to receive and retain pursuant to CLAUSE (i) above.

         (b) After the occurrence and during the continuance of a Specified
         Default:

                  (i) All rights of the Pledgor to receive the dividends and distributions which it would otherwise be authorized to receive and retain pursuant to SECTION 7(a)(i) hereof shall cease, and all such rights shall thereupon become vested in the Agent, for the benefit of the Agent and the Holders of Secured Obligations, which shall thereupon have the sole right to receive and hold as Pledged Collateral such dividends and distributions;

                  (ii) All dividends and distributions which are received by the Pledgor contrary to the provisions of CLAUSE (i) of this SECTION 7(b) shall be received in trust for the Agent, for the benefit of the Agent and the Holders of Secured Obligations, shall be segregated from other funds of the Pledgor and shall be paid over immediately to the Agent as Pledged Collateral in the same form as so received (with any necessary endorsements);

                  (iii) The Pledgor shall, upon the request of the Agent, at Borrower's expense, execute and deliver all such instruments and documents, and do or cause to be done all such other acts and things, as may be necessary or, in the opinion of the Agent or its counsel, advisable to register the applicable Pledged Collateral under the provisions of the Securities Act of 1933, as amended (the "Securities Act") and to exercise its reasonable efforts to cause the registration statement relating thereto to become effective and to remain effective for such period as prospectuses are required by law to be furnished, and to make all amendments and supplements thereto and to the related prospectus which, in the opinion of the Agent or its counsel, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission applicable thereto;

                  (iv) The Pledgor shall, upon the request of the Agent, at Borrower's expense, use its reasonable efforts to qualify the Pledged Collateral under state securities or "Blue Sky" laws and to obtain all necessary governmental approvals for the sale of the Pledged

         Collateral, as requested by the Agent; and

                  (v) The Pledgor shall, upon the request of the Agent, at the Borrower's expense, do or cause to be done all such other acts and things as may be necessary to make such sale of the Pledged Collateral or any part thereof valid and binding and in compliance with applicable law.

The Borrower will reimburse the Agent and/or the Holders of Secured Obligations for all expenses incurred by the Agent and/or the Holders of Secured Obligations, including, without limitation, reasonable attorneys' and accountants' fees and expenses in connection with the foregoing. Upon or at any time after the occurrence of a Specified Default, if the Agent determines that, prior to any public offering of any securities constituting part of the Pledged Collateral and Rule 144 under the Securities Act of 1933 is not available for the proposed sale, such securities should be registered under the Securities Act and/or registered or qualified under any other federal or state law and such registration and/or qualification is not practicable, then the Pledgor agrees that it will be commercially reasonable if a private sale, upon at least five
(5) Business Days' notice to the Pledgor, is arranged so as to avoid a public offering, even though the sales price established and/or obtained at such private sale may be substantially less then prices which could have been obtained for such security on any market or exchange or in any other public sale.

                  (c) Upon the Agent's request following a determination that due to a change in the interpretation of Rule 144 or otherwise the sale by the Agent of the Pledged Collateral would require compliance with Rule 144, the Pledgor shall:

                           (i) use his reasonable efforts to cause ACS to comply
                  at all times and on a timely basis with the requirements of paragraph (c) of Rule 144 to the extent required to permit a sale of the Pledged Stock in compliance with Rule 144 and promptly notify the Agent if such Pledgor obtains knowledge that ACS has failed at any time to comply with such requirements;

                           (ii) complete and execute one or more Forms 144 or
                  fully cooperate in the completion and execution of one or more Forms 144 if completed and/or executed by the Agent, to the extent required to permit the sale of the Pledged Stock in compliance with Rule 144; and

                           (iii) complete and maintain current a Questionnaire
                  containing such information as the Agent reasonably requests in connection with the Agent's ability to comply with Rule 144 in any sale of Pledged Stock including, without limitation, the delivery of a completed Questionnaire contemporaneously with the delivery of the Pledged Stock.

                  8. TRANSFERS AND OTHER LIENS. The Pledgor agrees that it will not (i) sell or otherwise dispose of, or grant any option with respect to, any of the Pledged Collateral without the prior written consent of the Agent, or
(ii) create or permit to exist any Lien upon or with respect to any of the Pledged Collateral, except for the security interest under this Pledge

Agreement.

                  9. REMEDIES. (a) The Agent shall have, in addition to any other rights given under this Pledge Agreement or by law, all of the rights and remedies with respect to the Pledged Collateral of a secured party under the Uniform Commercial Code as in effect in the State of Texas. The Agent (personally or through an agent) is hereby authorized and empowered to transfer and register in its name or in the name of its nominee the whole or any part of the Pledged Collateral, to exercise all voting rights with respect thereto, to collect and receive all cash dividends or distributions and other distributions made thereon, and to otherwise act with respect to the Pledged Collateral as though the Agent were the outright owner thereof, the Pledgor hereby irrevocably constituting and appointing the Agent as the proxy and attorney-in-fact of the Pledgor, with full power of substitution to do so, provided, however, that the Agent shall have no duty to exercise any such right or to preserve the same and shall not be liable for any failure to do so or for any delay in doing so; PROVIDED, FURTHER, however that the Agent agrees to exercise such proxy and powers contained in this sentence only so long as a Specified Default shall have occurred and is continuing and following written notice thereof. In addition, after the occurrence of a Specified Default, the Agent shall have such powers of sale and other powers as may be conferred by applicable law. With respect to the Pledged Collateral or any part thereof which shall then be in or shall thereafter come into the possession or custody of the Agent or which the Agent shall otherwise have the ability to transfer under applicable law, the Agent may, in its sole discretion, without notice except as specified below, after the occurrence of a Specified Default, sell or cause the same to be sold at any exchange, broker's board or at public or private sale, in one or more sales or lots, at such price as the Agent may deem best, for cash or on credit or for future delivery, without assumption of any credit risk, and the purchaser of any or all of the Pledged Collateral so sold shall thereafter own the same, absolutely free from any claim, encumbrance or right of any kind whatsoever. The Agent and each of the Holders of Secured Obligations may, in its own name, or in the name of a designee or nominee, buy the Pledged Collateral at any public sale and, if permitted by applicable law, buy the Pledged Collateral at any private sale. The Borrower will pay to the Agent all reasonable expenses (including, without limitation, court costs and reasonable attorneys' and paralegals' fees and expenses) of, or incidental to, the enforcement of any of the provisions hereof. The Agent agrees to distribute any proceeds of the sale of the Pledged Collateral in accordance with the Credit Agreement and the Pledgor shall remain liable for any deficiency following the sale of the Pledged Collateral, subject to the limitations or liability set forth in the Limited Guaranty.

                  (b) The Agent will give the Pledgor reasonable notice of the time and place of any public sale thereof, or of the time after which any private sale or other intended disposition is to be made. Any sale of the Pledged Collateral conducted in conformity with reasonable commercial practices of banks, commercial finance companies, insurance companies or other financial institutions disposing of property similar to the Pledged Collateral shall be deemed to be commercially reasonable. Notwithstanding any provision to the contrary contained herein, the Pledgor agrees that any requirements of reasonable notice shall be met if such notice is received by the Pledgor as provided in SECTION 19 below at least five (5) Business Days before the time of the sale or disposition; provided, however, that Agent may give any shorter notice that is commercially reasonable under the circumstances. Any other requirement of notice, demand or advertisement for sale is waived, to the extent permitted by law.

                  (c) In view of the fact that federal and state securities laws may impose certain restrictions on the method by which a sale of the Pledged Collateral may be effected after a Specified Default, the Pledgor agrees that after the occurrence of a Specified Default, the Agent may, from time to time, attempt to sell all or any part of the Pledged Collateral by means of a private placement restricting the bidders and prospective purchasers to those who are qualified and will represent and agree that they are purchasing for investment only and not for distribution. In so doing, the Agent may solicit offers to buy the Pledged Collateral, or any part of it, from a limited number of investors deemed by the Agent, in its reasonable judgment, to be financially responsible parties who might be interested in purchasing the Pledged Collateral. If the Agent solicits such offers from not less than four (4) such investors, then the acceptance by the Agent of the highest offer obtained therefrom shall be deemed to be a commercially reasonable method of disposing of such Pledged Collateral; provided, however, that this Section does not impose a requirement that the Agent solicit offers from four or more investors in order for the sale to be commercially reasonable.

                  10. AGENT APPOINTED ATTORNEY-IN-FACT. The Pledgor hereby appoints the Agent its attorney-in-fact, coupled with an interest, with full authority, in the name of the Pledgor or otherwise, from time to time in the Agent's sole discretion, to take any action and to execute any instrument which the Agent may deem necessary or advisable to accomplish the purposes of this Pledge Agreement, including, without limitation, to receive, endorse and collect all instruments made payable to the Pledgor representing any dividend, distribution, interest payment or other distribution in respect of the Pledged Collateral or any part thereof and to give full discharge for the same and to arrange for the transfer of all or any part of the Pledged Collateral on the books of ACS to the name of the Agent or the Agent's nominee; PROVIDED, HOWEVER that the Agent agrees to exercise such powers only so long as a Specified Default shall have occurred and is continuing.

                  11. WAIVERS. (i) The Pledgor waives presentment and demand for payment of any of the Guaranteed Obligations, protest and notice of dishonor or Specified Default with respect to any of the Guaranteed Obligations and all other notices to which the Pledgor might otherwise be entitled except as otherwise expressly provided herein or in the Credit Agreement.

                  (ii) The Pledgor understands and agrees that his obligations and liabilities under this Pledge Agreement shall remain in full force and effect, notwithstanding foreclosure of any real property securing all or any part of the Guaranteed Obligations by trustee sale or any other reason impairing the right of the Pledgor, the Agent or any of the Holders of Secured Obligations to proceed against any other guarantor or such guarantor's property. The Pledgor agrees that all of its obligations under this Pledge Agreement shall remain in full force and effect without defense, offset or counterclaim of any kind, notwithstanding that the Pledgor's rights may be impaired, destroyed or otherwise affected by reason of any action or inaction on the part of the Agent or any Holder of Secured Obligations.

                  12. TERM. This Pledge Agreement shall remain in full force and effect until (a) all "Guaranteed Obligations" (as defined in the Limited Guaranty) shall have been paid in full in cash and the Commitments and all Letters of Credit issued under the Credit Agreement shall have terminated or expired or (b) a "Release Event" (as defined in the Limited Guaranty) occurs. Upon the termination of this Pledge Agreement as provided above (other than as a result of the sale of the Pledged Collateral), the Agent will release the security interest created hereunder and, if it then has possession of the Pledged Stock, will deliver the Pledged Stock and the Powers to the Pledgor. If at any time any payment of the principal of or interest on any Note, any Reimbursement Obligation or any other amount payable by the Borrower or any other party under the Credit Agreement, any Hedging Agreement or any other Loan Document is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of the Borrower or otherwise, and the Pledgor's obligations hereunder with respect to such payment shall be reinstated as though such payment had been due but not made at such time and the Pledgor shall redeliver the Pledged Stock and Powers to the Agent.

                  13. DEFINITIONS. The singular shall include the plural and vice versa and any gender shall include any other gender as the context may require.

                  14. SUCCESSORS AND ASSIGNS. This Pledge Agreement shall be binding upon and inure to the benefit of the Pledgor, the Agent, for the benefit of itself and the Holders of Secured Obligations, and their respective heirs, successors and assigns. The Pledgor's heirs, successors and assigns shall include, without limitation, a receiver, trustee or debtor-in-possession of or for the Pledgor.

                  15. GOVERNING LAW. THIS PLEDGE AGREEMENT IS BEING EXECUTED AND DELIVERED, AND IS INTENDED TO BE PERFORMED, IN DALLAS, TEXAS, AND THE SUBSTANTIVE LAWS OF THE STATE OF TEXAS SHALL GOVERN THE VALIDITY, CONSTRUCTION, ENFORCEMENT AND INTERPRETATION OF THIS PLEDGE AGREEMENT AND ALL OTHER LOAN DOCUMENTS. ANY DISPUTE BETWEEN THE PLEDGOR AND THE AGENT, ANY LENDER OR ANY HOLDER OF SECURED OBLIGATIONS ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH, THIS PLEDGE AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS, AND WHETHER ARISING IN CONTRACT, TORT, EQUITY, OR OTHERWISE, SHALL BE RESOLVED IN ACCORDANCE WITH THE SUBSTANTIVE LAWS OF THE STATE OF TEXAS, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

                  16. CONSENT TO JURISDICTION; SERVICE OF PROCESS; JURY TRIAL.

         (A) THE PLEDGOR HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR TEXAS STATE COURT SITTING IN DALLAS, TEXAS IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENTS AND THE PLEDGOR HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY

SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION HE MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE AGENT OR ANY LENDER TO BRING PROCEEDINGS AGAINST THE PLEDGOR IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY THE PLEDGOR AGAINST THE AGENT OR ANY LENDER OR ANY AFFILIATE OF THE AGENT OR ANY LENDER INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT SHALL BE BROUGHT ONLY IN A COURT IN DALLAS, TEXAS.

         (B) SERVICE OF PROCESS. DEASON WAIVES PERSONAL SERVICE OF ANY PROCESS UPON HIM AND IRREVOCABLY APPOINTS THE GENERAL COUNSEL OF AFFILIATED COMPUTER SERVICES INC. (THE ADDRESS FOR WHICH IS 2828 NORTH HASKELL AVENUE, 10TH FLOOR, DALLAS, TEXAS, 75204) AS THE PLEDGOR'S AGENT FOR THE PURPOSE OF ACCEPTING SERVICE OF PROCESS ISSUED BY ANY COURT. NOTHING HEREIN SHALL IN ANY WAY BE DEEMED TO LIMIT THE ABILITY OF THE AGENT OR THE LENDERS TO SERVE ANY SUCH WRITS, PROCESS OR SUMMONSES IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW THE PLEDGOR IRREVOCABLY WAIVES ANY OBJECTION (INCLUDING, WITHOUT LIMITATION, ANY OBJECTION OF THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS) WHICH HE MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING WITH RESPECT TO THIS PLEDGE AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH IN ANY JURISDICTION SET FORTH ABOVE.

         (C) WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, ARISING OUT OF, CONNECTED WITH, RELATED TO OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS PLEDGE AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH. EACH OF THE PARTIES HERETO AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS PLEDGE AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

         (D) WAIVER OF BOND. THE PLEDGOR WAIVES THE POSTING OF ANY BOND OTHERWISE REQUIRED OF ANY PARTY HERETO IN CONNECTION WITH ANY

JUDICIAL PROCESS OR PROCEEDING TO REALIZE ON THE COLLATERAL ENFORCE ANY JUDGMENT OR OTHER COURT ORDER ENTERED IN FAVOR OF SUCH PARTY, OR TO ENFORCE BY SPECIFIC PERFORMANCE, TEMPORARY RESTRAINING ORDER, PRELIMINARY OR PERMANENT INJUNCTION, THIS PLEDGE AGREEMENT OR ANY OTHER LOAN DOCUMENT.

         (E) ADVICE OF COUNSEL. EACH OF THE PARTIES REPRESENTS TO EACH OTHER PARTY HERETO THAT IT HAS DISCUSSED THIS PLEDGE AGREEMENT AND, SPECIFICALLY, THE PROVISIONS OF THIS SECTION 16, WITH ITS COUNSEL.

                  17. NO STRICT CONSTRUCTION. The parties hereto have participated jointly in the negotiation and drafting of this Pledge Agreement. In the event an ambiguity or question of intent or interpretation arises, this Pledge Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Pledge Agreement.

                  18. SEVERABILITY. Whenever possible, each provision of this Pledge Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but, if any provision of this Pledge Agreement shall be held to be prohibited or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Pledge Agreement.

                  19. FURTHER ASSURANCES. The Pledgor agrees that he will cooperate with the Agent and will execute and deliver, or cause to be executed and delivered, all such other stock powers, proxies, instruments and documents, and will take all such other actions, including, without limitation, the execution and filing of financing statements, as the Agent may reasonably request from time to time in order to carry out the provisions and purposes of this Pledge Agreement.

                  20. THE AGENT'S DUTY OF CARE. The Agent shall not be liable for any acts, omissions, errors of judgment or mistakes of fact or law including, without limitation, acts, omissions, errors or mistakes with respect to the Pledged Collateral, except for those arising out of or in connection with the Agent's (i) Gross Negligence or willful misconduct, or (ii) failure to use reasonable care with respect to the safe custody of the Pledged Collateral in the Agent's possession. Without limiting the generality of the foregoing, the Agent shall be under no obligation to take any steps necessary to preserve rights in the Pledged Collateral against any other parties but may do so at its option. All expenses incurred in connection therewith shall be for the sole account of the Pledgor, and shall constitute part of the Guaranteed Obligations secured hereby. THE PARTIES INTEND FOR THE EXCULPATORY PROVISIONS OF THIS
SECTION 20 TO APPLY AND PROTECT THE AGENT FROM THE CONSEQUENCES OF ITS OWN NEGLIGENCE, WHETHER OR NOT THAT NEGLIGENCE IS THE SOLE, CONTRIBUTING OR CONCURRING CAUSE OF ANY CLAIM.

                  21. NOTICES. All notices and other communications required or desired to be served, given or delivered hereunder shall be given in the manner and to the addresses set forth in the Credit Agreement.

                  22. AMENDMENTS, WAIVERS AND CONSENTS. No amendment or waiver of any provision of this Pledge Agreement nor consent to any departure by the Pledgor herefrom, shall in any event be effective unless the same shall be in writing and signed by the Agent pursuant to the terms of the Credit Agreement, and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

                  23. SECTION HEADINGS. The section headings herein are for convenience of reference only, and shall not affect in any way the interpretation of any of the provisions hereof.

                  24. EXECUTION IN COUNTERPARTS. This Pledge Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which shall together constitute one and the same agreement.

                  25. MERGER. This Pledge Agreement and the other Loan Documents embody the final and entire agreement and understanding among the Pledgor, the Agent and the Holders of Secured Obligations and supersede all prior agreements and understandings among the Pledgor, the Agent and the Holders of Secured Obligations relating to the subject matter thereof. This Pledge Agreement and the other Loan Documents may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties hereto.

                  IN WITNESS WHEREOF, the Pledgor and the Agent have executed this Pledge Agreement as of the date set forth above.

                                    DARWIN DEASON


                                    ---------------------------------

                                    BANK ONE, TEXAS, NA, as agent for itself and the Holders of Secured Obligations

                                    By:
                                       ------------------------------
                                       Name:
                                       Title:

                                   SCHEDULE I

                                       to

                                PLEDGE AGREEMENT

                        dated as of [_____________], 2000

                             INITIAL PLEDGED SHARES

       NUMBER OF SHARES OF ACS                       CERTIFICATE NUMBER

                                    EXHIBIT A

                                       to

                                PLEDGE AGREEMENT

                         dated as of [___________], 2000

                            Form of Pledge Supplement

           Reference is hereby made to the Pledge Agreement (the "Pledge Agreement") dated as of the [___] day of [________], 2000, by and between Darwin Deason (the "Pledgor") and Bank One, Texas, NA, as contractual representative (the "Agent"), whereby the Pledgor has pledged certain capital stock of Affiliated Computer Services, Inc. ("ACS") as collateral to the Agent, for the ratable benefit of the Holders of Secured Obligations, as more fully described in the Pledge Agreement. This Supplement is a "Pledge Supplement" as defined in the Pledge Agreement and is, together with the certificates and Powers delivered herewith, subject in all respects to the terms and provisions of the Pledge Agreement. Capitalized terms used herein and not defined herein shall have the meanings given to them in the Pledge Agreement.

           By its execution below, the Pledgor hereby agrees that (i) the capital stock of ACS listed on the SCHEDULE I hereto shall be pledged to the Agent as additional collateral pursuant to SECTION [1.[_]][3.2] of the Pledge Agreement and (ii) such property shall be considered Pledged Stock under the Pledge Agreement and be a part of the Pledged Collateral pursuant to the Pledge Agreement.

           By its execution below, the Pledgor represents and warrants that the representations and warranties contained in SECTION 5 of the Pledge Agreement are true and correct in all respects as of the date hereof and after taking into account the pledge of the additional Pledged Stock relating hereto.

           IN WITNESS WHEREOF, the Pledgor has executed and delivered this Pledge Supplement to the Pledge Agreement as of this __________ day of _________, ____.

           DARWIN DEASON

           ------------------------

                                   SCHEDULE I

                                       TO

                                PLEDGE SUPPLEMENT

                            ADDITIONAL PLEDGED STOCK

       NUMBER OF SHARES OF ACS                       CERTIFICATE NUMBER

                                    EXHIBIT B

                                       to

                                PLEDGE AGREEMENT

                         dated as of [___________], 2000

                               Form of Stock Power

                                   STOCK POWER

                  FOR VALUE RECEIVED, the undersigned does hereby sell, assign and transfer to _____________________________ _____ Shares of Common Stock of Affiliated Computer Services, Inc., a __________ corporation, represented by Certificate No. __ (the "Stock"), standing in the name of the undersigned on the books of said corporation and does hereby irrevocably constitute and appoint ___________________________________ as the undersigned's true and lawful attorney, for it and in its name and stead, to sell, assign and transfer all or any of the Stock, and for that purpose to make and execute all necessary acts of assignment and transfer thereof; and to substitute one or more persons with like full power, hereby ratifying and confirming all that said attorney or substitute or substitutes shall lawfully do by virtue hereof.

Dated: _______________

DARWIN DEASON

-------------------------

                                    EXHIBIT C

                                       to

                                PLEDGE AGREEMENT

                         dated as of [___________], 2000

                              Form of Questionnaire

                  INFORMATIONAL EXHIBIT - PLEDGE OF SECURITIES

                  In connection with the undersigned's pledge of the following capital stock of Affiliated Computer Services, Inc. (the "Securities") to Bank One Texas, N.A., as agent (the "Agent"):

                                                      CLASS                           AMOUNT
        NAME OF ISSUER                           OF SECURITIES                        PLEDGED
        --------------                           -------------                        -------
Affiliated Computer Services, Inc.        Class A Common Stock                    ________ Shares
                                          Par Value $__________

the undersigned warrants and represents that the answers which he is hereby providing to the following questions are to the best of the undersigned's knowledge, complete, true, accurate and not misleading in any way and that if the undersigned, at any time, receives any information which would in any way make such answer incomplete, untrue, inaccurate or misleading (either at the time such answer was given or at some later time), the undersigned will immediately notify the Agent of the existence of such information and, provide the Agent with all such information within ten (10) business days of the undersigned's receipt thereof.

Part I

1. How did you acquire the Securities? Were any of the Securities ever registered under the Securities Act of 1933? Are any of the Securities subject to any restrictions on their transferability? Provide details with respect to each class or issue of the Securities in order to substantiate and clarify your answers.

         [_______________________________]

2. Are any of the Securities part of an issue or class which is regularly traded on one or more securities exchanges or quotation systems? If so, please identify all such exchanges and systems.

         [_______________________________]

3. Are any of the Securities "restricted securities" within the meaning of Rule 144 of the

         Securities Act of 1933 -- i.e., securities acquired directly or indirectly from the issuer thereof, or from any affiliate of such issuer, in a transaction or chain of transactions not involving any public offering?

         [_______________________________]

4. Do you own or have a beneficial interest in any other securities issued by the issuer of the Securities? If so, provide details and set forth the amounts of each such security that you hold.

         [_______________________________]

5. Do any of the following persons or entities own of record or have a beneficial interest in any securities issued by the issuer of the Securities? If so, provide details and set forth the amounts of each such security that each such person holds.

         (a) Your spouse or any relative of either you or your spouse who has the same home as you.

         [_______________________________]

         (b) Any trust or estate in which you or any person specified in subparagraph (a) above collectively own ten percent (10%) or more of the total beneficial interest or of which any such person serves as trustee, executor or in any similar capacity.

         [_______________________________]

         (c) Any corporation or other organization in which you or any person specified in subparagraph (a) are the beneficial owners collectively of ten percent (10%) or more of any class of equity securities of ten percent (10%) or more of the total equity interest.

         [_______________________________]

6. Are you or any of the persons or entities described in Question 5 above an "affiliate" of the issuer of the Securities -- i.e., are you or any such person directly, or indirectly through one or more intermediaries, controlled by, in control of or under common control with such issuer? If yes, please give all details.

         [_______________________________]

7. Are you aware of any state or federal securities law which would prevent the Agent from legally selling the Securities?

         [_______________________________]


                                   Part II

8. With respect to the Securities, is the issuer subject to the reporting requirements of either Section 13 or Section 15(d) of the Securities Exchange Act of 1934, and, is the issuer current with respect to all required filings thereunder, including its most recent annual report on Form 10-K?

         [_______________________________]

9. If you acquired the Securities with the proceeds of any loan, was such loan on a full or partial recourse basis? If yes, answer the following questions:

         (a) On what date did you fully pay for the Securities? Describe any type of deferred payment arrangement under which any of the Securities were purchased and describe any contingencies regarding the issuance of the Securities.

         [_______________________________]

         (b) If any of the Securities were obtained through conversion privileges with respect to other securities of that issuer or through stock dividends, splits or recapitalizations, describe the circumstances surrounding such acquisition and the acquisition of the convertible securities or securities in respect of which the stock dividend, split or recapitalization occurred.

         [_______________________________]

10. Have you or any of the persons or entities set forth in Question 5 above sold securities of the same class or any securities convertible into securities within the last three (3) months of the same class as the Securities pursuant to Rule 144? If so, provide copies of Form 144.

         [_______________________________]

11. In the last three months, have you or any of the persons or entities set forth in Question 5 above, sold any securities of the same class as the Securities?

         [_______________________________]

                  In addition to the foregoing warranties and representations, the undersigned hereby acknowledges that the undersigned understands that the Agent may rely upon the information given in these questions in realizing upon and selling the Securities.

                  IN WITNESS WHEREOF, this instrument has been duly executed by the undersigned this [_______] day of [____________], 2000.

                                  DARWIN DEASON

                                  By:_________________________
                                     Name:
                                     Title:

STATE OF                 )
                         )  SS.
COUNTY OF                )

                  On this [_______] day of [_______________], in the year 2000 before me, the undersigned, a Notary Public in and for said State, personally appeared Darwin Deason, known to me to be the person whose name is subscribed to the within instrument, and acknowledged that he executed the same.

                                            WITNESS my hand and official seal.

                                            ----------------------------------
                                                           Notary Public